Exhibit 99.1

Bloomin’ Brands Closes Debt Refinancing, Lowering Interest Rate

TAMPA, Fla., May 19, 2014 – Bloomin’ Brands, Inc. (Nasdaq: BLMN) (the “Company”) today announced that its wholly-owned subsidiary, OSI Restaurant Partners, LLC, has completed the previously announced refinancing of its senior secured credit facilities (the “Credit Facilities”). The new Credit Facilities provide for senior secured financing of up to $1.125 billion, and consist of a $300.0 million Term Loan A, a $225.0 million Term Loan B and a $600.0 million revolving credit facility.
Prior to the refinancing, the Company had an outstanding balance of $925.0 million on its Term Loan B. Proceeds from the new Credit Facilities of $300.0 million of Term Loan A and $400.0 million drawn on the new revolving credit facility are being used to pay down the outstanding Term Loan B balance from $925.0 million to $225.0 million. As of the closing, $200.0 million of the revolving credit facility is undrawn. The total debt of the Company remains unchanged.
The Term Loan A and revolving credit facility will mature in May 2019. The Term Loan B will mature as scheduled in October 2019.
The interest rate on the Term Loan A and revolving credit facility is based on the Company’s leverage ratio and can range from LIBOR plus 1.75 percent to 2.25 percent with no LIBOR floor. The initial interest rate is LIBOR plus 2.00 percent. The Term Loan B interest rate is LIBOR plus 2.50 percent with a 1.00 percent LIBOR floor.
Financial Impact of Debt Refinancing

•	The Company expects cash interest savings of approximately $6.0 million in fiscal 2014.

•	The Company intends to invest the financial savings from this transaction into accelerating its growth opportunities, including the development of a second concept in Brazil.

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The Company will incur loss on extinguishment and modification of debt between $11.0 million and $12.0 million. These costs will be excluded from the Company’s adjusted metrics in the second fiscal quarter of 2014 since they are not indicative of the Company’s core operating performance.

Wells Fargo Securities, LLC, Merrill, Lynch, Pierce, Fenner & Smith, Inc. and J.P. Morgan Securities LLC are acting as Joint Lead Arrangers and Joint Bookrunners on the transaction.
About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world. The portfolio of five founder-inspired brands is comprised of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming's Prime Steakhouse & Wine Bar and Roy’s with more than 1,500 restaurants in 48 states, Puerto Rico, Guam and 21 countries. For more information, visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; weather, acts of God and other disasters; the seasonality of the Company’s business; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; competition and changes in consumer tastes and the level of acceptance of the Company’s restaurant concepts (including consumer acceptance of prices); consumer reaction to public health issues; consumer perception of food safety; demographic trends; the cost of advertising and media; government actions and policies; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments; the availability of credit presently arranged from the Company’s revolving credit facilities; and the future cost and availability of credit. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its Form 10-K filed on March 3, 2014, prospectus and prospectus supplement dated March 4, 2014 and its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Chris Meyer
Vice President, Investor Relations & Treasurer
(813) 830-5311